Exhibit 99.1

NEWS RELEASE

Atmel Reports Third Quarter 2010 Financial Results
Revenues Increased 13% Sequentially
Record Microcontroller Revenues Up 29% Sequentially
Gross Margin Up Over 600 Basis Points Sequentially
SAN JOSE, Calif., November 4, 2010 — Atmel® Corporation (Nasdaq: ATML), a leader in microcontroller and touch solutions, today announced financial results for its third quarter ended September 30, 2010.
Revenues in the third quarter of 2010 were $444.3 million, up 13 percent from $393.4 million in the second quarter of 2010 and up 40 percent from $317.7 million in the third quarter of 2009.
Net income on a GAAP basis was $219.8 million or $0.47 per diluted share in the third quarter of 2010. Included in net income for the third quarter was a significant tax benefit from the settlement of an IRS tax audit of $150.4 million. The third quarter net income compares with a GAAP net loss of $36.4 million or a loss of $(0.08) per diluted share in the second quarter of 2010 and a net loss of $17.5 million or a loss of $(0.04) per diluted share in the third quarter of 2009.
Non-GAAP net income in the third quarter of 2010 totaled $88.6 million or $0.18 per diluted share, compared with non-GAAP net income of $50.8 million or $0.11 per diluted share in the second quarter of 2010 and a non-GAAP net loss of $4.0 million or a loss of $(0.01) per diluted share in the third quarter of 2009.
Gross margin increased to 47 percent in the third quarter of 2010, the highest level achieved since the fourth quarter of 1996, compared to 41 percent in the second quarter of 2010 and 31 percent in the third quarter of 2009. The sequential gross margin improvement was the result of the sale during the second quarter of the Rousset manufacturing operations, increased factory utilization levels, and a favorable mix of higher margin microcontroller products.
Atmel Corporation • 2325 Orchard Parkway • San Jose CA 95131 • Phone (408) 441-0311 • Fax (408) 487-2600

“The strong financial results are a reflection of our outstanding product portfolio, streamlined manufacturing operations and our focus on growing higher margin businesses. Our microcontroller business achieved record revenues again in the third quarter and gained substantial market share as our products continue to be the preferred choice among design engineers. Atmel’s touchscreen shipments experienced a particularly strong ramp as customers continue to demand the superior performance offered by our maXTouch™ products,” said Steve Laub, President and Chief Executive Officer of Atmel. “Additionally, we are pleased to have completed the sale of the Smart Card business increasing our focus on our core microcontroller business.”
Third quarter 2010 income from operations of $77.7 million compared with a second quarter loss from operations of $78.9 million and a loss from operations of $14.7 million in the third quarter of 2009. Third quarter income from operations included a $5.7 million loss from the sale of the Smart Card business.
Stock-based compensation expense was $13.2 million in the third quarter of 2010, compared with $21.7 million in the second quarter of 2010 and $7.6 million in the third quarter of 2009.
Income tax benefit of $136.6 million in the third quarter of 2010 included a $150.4 million, or $0.32 per diluted share, tax benefit from the settlement of an IRS tax audit resulting from the release of tax reserves of approximately $102.0 million, plus a $48.4 million tax refund. This compares to an income tax benefit of $39.7 million in the second quarter of 2010 and an income tax provision of $0.4 million in the third quarter of 2009.
Cash provided from operations totaled approximately $95.3 million in the third quarter of 2010, compared with $49.2 million in the second quarter of 2010, and $59.4 million in the third quarter of 2009. Combined cash balances (cash and cash equivalents plus short-term investments) totaled $597.4 million at the end of the third quarter of 2010, an increase of $45.1 million from the end of the prior quarter, and the company had a record net cash balance (cash balances less the current and long-term debt) of $513.3 million at the end of third quarter 2010.
Third Quarter Operational and Company Highlights
•	Record microcontroller revenues of $255.5 million, up 29% sequentially

•	Gross margin of 47%, highest since fourth quarter of 1996

•	Completed the sale of the Smart Card (SMS) business based in Rousset, France and East Kilbride, UK

•	Record net cash balance of $513.3 million
Recent Product Highlights
•	maXTouch began shipping in Samsung’s GALAXY Tab, Pantech IZAR, VEGA, and EASE smartphone, and Nikon’s COOLPix S80 camera

•	maXTouch won Electronic Product of the Year at the British Engineering Excellence Awards

•	Atmel maXTouch technology received the “Compatible with Windows 7” logo for 10 multi-touches

•	Launched the Atmel QTouch Studio 4.3 software tool for touch designs

•	Introduced industry’s smallest car radio antenna IC
Stock Repurchase
During the third quarter of 2010, Atmel purchased 7.0 million shares of its common stock in the open market at an average price of $5.79.
Non-GAAP Metrics
Non-GAAP net income (loss) excludes charges related to restructuring activities, acquisitions, grant repayments, pension charge related to fab sale, loss (gain) on sale of assets, asset impairment charges and stock-based compensation, as well as the income tax effect of these excluded items and other unusual and non-recurring income tax items. A reconciliation of GAAP results to non-GAAP results is included following the financial statements below.
Conference Call
Atmel will hold a teleconference at 3:00 p.m. PT today to discuss the third quarter 2010 financial results. The conference call will be webcast live and can also be monitored by dialing 1-800-374-0405 or 1-706-758-4519. The conference ID number is 16863024 and participants are encouraged to initiate their calls 10 minutes in advance of the 3 p.m. PT start time to ensure a timely connection. The webcast and earnings release will be accessible at http://www.atmel.com/ir/ and will be archived for 12 months.
A replay of the November 4, 2010 conference call will be available the same day at approximately 5:00 p.m. PT and will be archived for 48 hours. The replay access numbers are 1-800-642-1687 within the U.S. and 1-706-645-9291 for all other locations. The access code is 16863024.

About Atmel
Atmel is a worldwide leader in the design and manufacture of microcontrollers, capacitive touch solutions, advanced logic, mixed-signal, nonvolatile memory and radio frequency (RF) components. Leveraging one of the industry’s broadest intellectual property (IP) technology portfolios, Atmel is able to provide the electronics industry with complete system solutions focused on industrial, consumer, security, communications, computing and automotive markets.
Safe Harbor for Forward-Looking Statements
Information in this release regarding Atmel’s forecasts, business outlook, expectations and beliefs are forward-looking statements that involve risks and uncertainties. These statements include statements about our future operating and financial performance including our outlook for 2010 and expectations regarding market share and product revenue growth, and Atmel’s strategies. All forward-looking statements included in this release are based upon information available to Atmel as of the date of this release, which may change. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include general economic conditions; the inability to realize the anticipated benefits of transactions regarding Atmel’s Smart Card business and related manufacturing assets or of our other recent strategic transactions, restructuring plans and other initiatives in a timely manner or at all; the impact of competitive products and pricing; timely design acceptance by our customers; timely introduction of new products and technologies; ability to ramp new products into volume production; industry wide shifts in supply and demand for semiconductor products; industry and/or company overcapacity; effective and cost efficient utilization of manufacturing capacity; financial stability in foreign markets and the impact of foreign exchange rates; unanticipated costs and expenses or the inability to identify expenses which can be eliminated; the market price of our common stock; compliance with U.S. and international laws and regulations by us and our distributors; unfavorable results of legal proceedings; and other risks detailed from time to time in Atmel’s SEC reports and filings, including our Form 10-K for the year ended December 31, 2009, filed on March 1, 2010, and our subsequent Form 10-Q reports. Atmel assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

Investor Contact:
Peter Schuman
Director, Investor Relations
(408) 518-8426
###

Atmel Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2010	2010	2009	2010	2009

Net revenues	$444,344	$393,361	$317,730	$1,186,254	$873,765

Operating expenses
Cost of revenues	236,225	233,715	218,991	684,715	587,797
Research and development	56,277	62,343	51,460	176,664	156,203
Selling, general and administrative	65,940	67,187	56,974	194,608	162,774
Acquisition-related charges	1,167	1,167	3,604	433	12,745
Charges for grant repayments	236	246	264	747	1,278
Restructuring charges	1,080	1,614	1,180	3,663	6,002
Asset impairment charges	—	11,922	—	11,922	—
Loss (gain) on sale of assets	5,715	94,052	—	99,767	(164)

Total operating expenses	366,640	472,246	332,473	1,172,519	926,635

Income (loss) from operations	77,704	(78,885)	(14,743)	13,735	(52,870)

Interest and other (expense) income, net	5,530	2,784	(2,312)	12,656	(10,396)

Income (loss) before income taxes	83,234	(76,101)	(17,055)	26,391	(63,266)
Benefit from (provision for) income taxes	136,578	39,658	(395)	173,593	37,035

Net income (loss)	$219,812	$(36,443)	$(17,450)	$199,984	$(26,231)

Basic net income (loss) per share:
Net income (loss)	$0.48	$(0.08)	$(0.04)	$0.44	$(0.06)

Weighted-average shares used in basic income (loss) per share calculations	459,588	460,249	452,322	458,872	450,970

Diluted net income (loss) per share:
Net income (loss)	$0.47	$(0.08)	$(0.04)	$0.43	$(0.06)

Weighted-average shares used in diluted net income (loss) per share calculations	468,173	460,249	452,322	465,945	450,970

Atmel Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30,	December 31,
	2010	2009
Current assets
Cash and cash equivalents	$575,728	$437,509
Short-term investments	21,658	38,631
Accounts receivable, net	239,263	194,099
Inventories	227,106	226,296
Current assets held for sale	—	16,139
Prepaids and other current assets	143,730	83,434

Total current assets	1,207,485	996,108
Fixed assets, net	226,298	203,219
Goodwill	54,865	56,408
Intangible assets, net	18,612	29,841
Non-current assets held for sale	—	83,260
Other assets	48,769	24,006

Total assets	$1,556,029	$1,392,842

Current liabilities
Current portion of long-term debt	$80,272	$85,462
Trade accounts payable	156,886	105,692
Accrued and other liabilities	264,648	152,572
Current liabilities held for sale	—	11,284
Deferred income on shipments to distributors	54,108	44,691

Total current liabilities	555,914	399,701
Long-term debt less current portion	3,863	9,464
Long-term liabilities held for sale	—	4,014
Other long-term liabilities	157,525	215,256

Total liabilities	717,302	628,435

Stockholders’ equity	838,727	764,407

Total liabilities and stockholders’ equity	$1,556,029	$1,392,842

Atmel Corporation
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2010	2010	2009	2010	2009

GAAP net income (loss)	$219,812	$(36,443)	$(17,450)	$199,984	$(26,231)

Special items:
Stock-based compensation expense	13,249	21,650	7,584	44,871	19,378
Acquisition-related charges	1,167	1,167	3,604	433	12,745
Charges for grant repayments	236	246	264	747	1,278
Restructuring charges	1,080	1,614	1,180	3,663	6,002
Asset impairment charges	—	11,922	—	11,922	—
Loss (gain) on sale of assets	5,715	94,052	—	99,767	(164)
Pension charge related to fab sale	—	907	—	907	—
Distributor bad debt recovery	—	—	—	—	(3,200)
Unsolicited M&A expense	—	—	950	—	5,884
Income tax effect of non-GAAP items	(2,257)	(64,857)	(90)	(67,549)	(191)
Non-GAAP tax adjustment	(150,404)	20,550	—	(129,854)	—

Total special items	(131,214)	87,251	13,492	(35,093)	41,732

Non-GAAP net income (loss)	$88,598	$50,808	$(3,958)	$164,891	$15,501

Diluted non-GAAP net income (loss) per share:
Non-GAAP net income (loss)	$0.18	$0.11	$(0.01)	$0.35	$0.03

Non-GAAP weighted-average shares used in diluted non-GAAP net income (loss) per share calculations	479,374	477,754	452,322	477,052	467,756

Reconciliation of GAAP to non-GAAP shares used in
diluted net income (loss) per share calculations:	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2010	2010	2009	2010	2009
Diluted weighted-average shares used in per share calculations — GAAP	468,173	460,249	452,322	465,945	450,970
Adjusted dilutive stock awards — non-GAAP	11,201	17,505	—	11,107	16,786

Diluted weighted-average shares used in per share calculations — non-GAAP	479,374	477,754	452,322	477,052	467,756

Notes to Non-GAAP Financial Measures
To supplement its consolidated financial results presented in accordance with GAAP, Atmel uses non-GAAP financial measures, including non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share, which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as shown above and described below. Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of Atmel’s operations that, when viewed in conjunction with Atmel’s GAAP results, provide a more comprehensive understanding of the various factors and trends affecting Atmel’s business and operations.
Atmel uses each of these non-GAAP financial measures for internal purposes and believes that these non-GAAP measures provide meaningful supplemental information regarding operational and financial performance. Management uses these non-GAAP measures for strategic and business decision making, internal budgeting, forecasting and resource allocation processes. Atmel may, in the future, determine to present non-GAAP financial measures other than those presented in this release, which it believes may be useful to investors. Any such determinations will be made with the intention of providing the most useful information to investors and will reflect the information used by the company’s management in assessing its business, which may change from time to time.
Atmel believes that providing these non-GAAP financial measures, in addition to the GAAP financial results, is useful to investors because the non-GAAP financial measures allow investors to see Atmel’s results “through the eyes” of management as these non-GAAP financial measures reflect Atmel’s internal measurement processes. Management believes that these non-GAAP financial measures enable investors to better assess changes in each key element of Atmel’s operating results across different reporting periods on a consistent basis. Thus, management believes that each of these non-GAAP financial measures provides investors with another method for assessing Atmel’s operating results in a manner that is focused on the performance of its ongoing operations. In addition, these non-GAAP financial measures facilitate comparisons to Atmel’s historical operating results and to competitors’ operating results.
There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. In addition, non-GAAP financial measures may be limited in value because they exclude certain items that may have a material impact upon Atmel’s reported financial results. Management compensates for these limitations by providing investors with reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for or superior to the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in above.

As presented in the “Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)” tables above, each of the non-GAAP financial measures excludes one or more of the following items:
•	Stock-based compensation expense.
Stock-based compensation expense relates primarily to equity awards such as stock options and restricted stock units. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Atmel’s control. As a result, management excludes this item from Atmel’s internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure Atmel’s core performance against the performance of other companies without the variability created by stock-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.
•	Acquisition-related charges.
Acquisition-related charges include: (1) amortization of intangibles, which include acquired intangibles such as customer relationships, backlog, core developed technology, trade name and non-compete agreement and (2) contingent compensation expense, which include compensation resulting from the employment retention of certain key employees established in accordance with the terms of the acquisitions. In most cases, these acquisition-related charges are not factored into management’s evaluation of potential acquisitions or Atmel’s performance after completion of acquisitions, because they are not related to Atmel’s core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related charges from non-GAAP measures provides investors with a basis to compare Atmel against the performance of other companies without the variability caused by purchase accounting.
•	Charges for grant repayments.
Grant repayments primarily relate to contractual obligations to repay incentive amounts received from various government entities recorded in prior periods (including interest) as a result of restructuring activity. Atmel excludes these amounts from non-GAAP financial measures primarily because these costs are not incurred on an on-going basis, consistent with restructuring charges and other non-recurring types of charges included in the condensed consolidated statements of operations.
•	Restructuring charges.
Restructuring charges primarily relate to expenses necessary to make infrastructure-related changes to Atmel’s operating costs. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities and such costs have not historically occurred in each year. Although Atmel has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. Management believes that it is appropriate to exclude restructuring charges from Atmel’s non-GAAP financial measures, as it enhances the ability of investors to compare Atmel’s period-over-period operating results from continuing operations.
•	Asset impairment charges.
Atmel records an impairment charge, when certain criteria are met, for the difference between the fair value and the carrying value of the assets. Management believes that is it is appropriate to exclude these non-cash charges from Atmel’s non-GAAP financial measures, as it enhances the ability of investors to compare Atmel’s period-over-period operating results from continuing operations.
•	Loss (gain) on sale of assets.
Atmel recognizes losses (gains) resulting from the sale of certain non-strategic assets that no longer align with Atmel’s long-term operating plan. Atmel excludes these items from its non-GAAP financial measures primarily because these gains are one-time in nature and generally not reflective of the ongoing operating performance of Atmel’s business and can distort the period-over-period comparison.
•	Pension charge related to fab sale.
Pension charge related to the release of related accumulated other comprehensive loss as a result of Atmel’s sale of its manufacturing operations in Rousset, France and the transfer of employees to the fab buyer. Management believes that it is appropriate to exclude this adjustment from Atmel’s non-GAAP financial measures, as it enhances the ability of investors to compare Atmel’s period-over-period operating results from continuing operations.
•	Distributor bad debt recovery.
Distributor bad debt recovery related to a reserve and subsequent partial collection for receivables from an Asian distributor whose business was extraordinarily impacted following their addition to the US government’s Entity List which prohibits the company from shipping products to the distributor. Management believes that it is appropriate to exclude this recovery from Atmel’s non-GAAP financial measures, as it enhances the ability of investors to compare Atmel’s period-over-period operating results from continuing operations.
•	Unsolicited M&A expense.
The company incurred certain expenses for corporate advisors related to the 2009 take-over bid from Microchip Technology, Inc. and ON Semiconductor Corporation. Management believes that it is appropriate to exclude these expenses from Atmel’s non-GAAP financial measures, as it enhances the ability of investors to compare Atmel’s period-over-period operating results from continuing operations.

•	Income tax effect of non-GAAP items.
Atmel adjusts for the income tax effect resulting from the non-GAAP adjustments as described above.
•	Non-GAAP tax adjustment
Atmel adjusts for unusual or one-time tax items. Management believes that it is appropriate to exclude these items from Atmel’s non-GAAP financial measures, as it enhances the ability of investors to compare Atmel’s period-over-period operating results from continuing operations.